                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                             Only
/ /  Definitive Proxy Statement         (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            Boyd Gaming Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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

                            BOYD GAMING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 22, 1996

     The Annual Meeting of Stockholders (the "Annual Meeting") of Boyd Gaming Corporation, a Nevada corporation (the "Company"), will be held at the Sam's Town Hotel & Gambling Hall, 1477 Casino Strip Boulevard, Robinsonville, Mississippi 38664, on Friday, November 22, 1996, at 11:00 a.m. local time for the following purposes:

     1. To elect three Class II directors of the Company to serve until the 1999 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

     2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending June 30, 1997;

     3. To approve the 1996 Stock Incentive Plan;

     4. To increase the authorized number of directors to 15; and

     5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this notice.

     The Board of Directors has fixed the close of business on October 10, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          WILLIAM S. BOYD
                                          Chairman of the Board
                                          and Chief Executive Officer

Las Vegas, Nevada
October 15, 1996

                            BOYD GAMING CORPORATION
                           2950 SOUTH INDUSTRIAL ROAD
                            LAS VEGAS, NEVADA 89109

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished to stockholders of Boyd Gaming Corporation, a Nevada corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Friday, November 22, 1996, at 11:00 a.m., local time, at the Sam's Town Hotel & Gambling Hall, 1477 Casino Strip Boulevard, Robinsonville, Mississippi 38664, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

     These proxy solicitation materials are being mailed to stockholders on or about October 15, 1996.

VOTING AND SOLICITATION

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding is necessary to constitute a quorum at the meeting. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes (shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but will be treated as not voted for purposes of determining the decision of stockholders with respect to such matter. Under the rules of the New York Stock Exchange (the "Exchange"), certain matters submitted to a vote of stockholders are considered by the Exchange to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting. On those matters which the Exchange determines to be "non-routine," brokerage firms that have not received instructions from their customers would not have discretion to vote. In the election of directors, the three nominees for Class II directors who receive the greatest number of affirmative votes within that class will be elected to the Board of Directors, without giving effect to abstentions and broker non-votes. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 1997, the approval of the 1996 Stock Incentive Plan and approval of the increase in the authorized number of directors require the affirmative vote of a majority of the shares present or represented at the meeting, assuming that a quorum is present or represented at the meeting. An abstention or broker non-vote will have the same effect as a vote cast against the applicable matter. Holders of Common Stock are entitled to one vote for each share held on each matter to be voted upon.

     Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions therein. IF NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL TO BE ACTED UPON, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT AND IN FAVOR OF PROPOSALS 2, 3 AND 4. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

     The presence at the meeting of a stockholder will not revoke his or her proxy. However, a proxy may be revoked at any time before it is voted by delivering to the Company (Attention: Charles E. Huff, Secretary, at the principal offices of the Company) a written notice of revocation or a duly executed proxy bearing a later date.

     The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

RECORD DATE AND SHARES OUTSTANDING

     The close of business on October 10, 1996 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 61,213,720 shares of Common Stock outstanding. At the meeting each stockholder entitled to vote at the meeting will be entitled to cast one vote in person or by proxy for each share of Common Stock held by such stockholder.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of August 30, 1996 regarding the beneficial ownership of the Common Stock as of the Record Date,
(i) by each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) by each director and nominee, (iii) by each executive officer of the Company named in the Summary Compensation Table contained herein and (iv) by all directors and executive officers of the Company as a group. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.

                               NAME(a)                               NUMBER       PERCENTAGE
    -------------------------------------------------------------  ----------     ----------
    William S. Boyd(b)...........................................  26,347,933        42.6%
    Jimma L. Beam(c).............................................   3,610,829         5.9
    Marianne Boyd Johnson(d).....................................   2,061,522         3.4
    William R. Boyd(e)...........................................   2,049,239         3.4
    Perry B. Whitt(f)............................................   1,693,158         2.8
    Robert L. Boughner(g)........................................     572,203           *
    Charles L. Ruthe(h)..........................................     482,121           *
    Maunty C. Collins(i).........................................     242,997           *
    Ralph Purnell(j).............................................     289,332           *
    Warren L. Nelson(k)..........................................      59,500           *
    Kenny C. Guinn(l)............................................       7,750           *
    Donald Snyder................................................         200
    All directors and executive officers as a group (16
      persons)(m)................................................  34,412,474        55.0

---------------
 *  Represents less than 1%.

(a) The mailing address of all persons in the list set forth above is: 2950 South Industrial Road, Las Vegas, Nevada 89109.

(b) Includes 22,976,266 shares of Common Stock held by The William S. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, and 2,800,000 shares held by the William S. Boyd Family Partnership, of which a corporation owned by Mr. Boyd is the sole general partner. Also includes 571,667 shares issuable pursuant to options exercisable within 60 days.

(c) Includes 1,000 shares of Common Stock held by the Jimma L. Beam Revocable Trust, of which Ms. Beam is trustee.

(d) Includes 2,012,906 shares of Common Stock held by The Marianne E. Boyd Gaming Properties Trust, of which Ms. Johnson is trustee, 1,000 shares held by the Marianne E. Boyd Trust, of which Ms. Johnson is trustee, and 19,488 shares held by educational trusts for Ms. Johnson's nieces and nephews, of which Ms. Johnson is trustee. Ms. Johnson disclaims beneficial ownership of the shares held by such educational trusts. Also includes 26,167 shares issuable pursuant to options exercisable within 60 days.

(e) Includes 1,962,266 shares of Common Stock held by The William R. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, 48,403 shares held in trust for the benefit of Mr. Boyd's children, and 4,837 shares held in an educational trust for Mr. Boyd's nephew, of which Mr. Boyd is trustee. Mr. Boyd disclaims beneficial ownership of the shares held by such children's and educational trusts. Also includes 26,167 shares issuable pursuant to options exercisable within 60 days.

(f) Includes 1,688,658 shares of Common Stock held by the Whitt Family Trust, of which Mr. Whitt and his wife are trustees. Also includes 4,500 shares issuable pursuant to options exercisable within 60 days.

(g) Includes 408,870 shares of Common Stock held by the Robert L. Boughner Investment Trust, of which Mr. Boughner is trustee. Also includes 163,333 shares issuable pursuant to options exercisable within 60 days.

(h) Includes 1,000 shares of Common Stock owned by the Donna A. Ruthe Revocable Living Trust, of which Mr. Ruthe's wife is trustee. Also includes 163,333 shares of Common Stock which Mr. Ruthe has the right to acquire through the exercise of options exercisable within 60 days.

(i) Includes 97,550 shares of Common Stock held by the Maunty C. Collins Trust, of which Mr. Collins is trustee, and 1,708 shares owned by Mr. Collin's wife. Also includes 100,000 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(j) Includes 9,000 shares of Common Stock owned by the Ralph W. Purnell Irrevocable Trust. Also includes 115,000 shares issuable pursuant to options exercisable within 60 days.

(k) Includes 4,500 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(l) Includes 2,750 shares of Common Stock issuable pursuant to options exercisable within 60 days.

(m) Includes 1,390,093 shares of Common Stock issuable pursuant to options exercisable within 60 days.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     In accordance with the Company's Restated Articles of Incorporation, the Company's Board of Directors is divided into three classes, as nearly equal in number as the then total number of directors, with the term of office of one class expiring each year. At the Annual Meeting, the stockholders will elect three Class II directors of the Company to serve until the 1999 Annual Meeting of Stockholders or until their successors are duly elected and qualified, or until any such director's earlier resignation or removal. At each following annual meeting of stockholders, the successors to the class of directors whose term is then expiring will be elected to hold office for a term expiring at the third succeeding annual meeting. Vacancies on the Board of Directors and newly created directorships will generally be filled by vote of a majority of the directors then in office, and any directors so chosen will hold office until the next election of the class for which such directors were chosen. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the Board of Directors, each of its nominees intends to serve the entire term for which election is sought. However, should either nominee of the Board of Directors become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for such other person as the Board may determine.

     In voting for directors, each stockholder is entitled to cast one vote for each candidate. Stockholders are not entitled to cumulate their votes for members of the Board of Directors. The three nominees for Class II directors who receive the greatest number of affirmative votes will be elected to the Board of Directors.

     The nominees for election as Class II directors are:

         William R. Boyd
         Warren L. Nelson
         Donald Snyder

                  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
                          OF THE NOMINEES NAMED ABOVE

NOMINEES AND DIRECTORS

     The names of the nominees and the continuing directors, their ages as of the Record Date, and certain other information about them are set forth below:

                                                                                              DIRECTOR
                 NAME                   AGE               POSITION WITH COMPANY                SINCE
--------------------------------------  ---     ------------------------------------------    --------
MEMBERS OF THE BOARD WHOSE TERMS
EXPIRE IN 1998 (Class I)
William S. Boyd.......................   64     Chairman of the Board of Directors              1988
                                                and Chief Executive Officer
Perry B. Whitt........................   73     Vice Chairman of the Board of Directors         1988
Robert Boughner.......................   43     Executive Vice President, Chief Operating       1996
                                                Officer and Director
MEMBERS OF THE BOARD WHOSE TERMS
EXPIRE IN 1996 (Class II)
William R. Boyd.......................   36     Vice President and Director                     1992
Warren L. Nelson......................   83     Director                                        1988
Donald Snyder.........................   49     Executive Vice President -- Chief               1996
                                                Administrative Officer and Director
MEMBERS OF THE BOARD WHOSE TERMS
EXPIRE IN 1997 (Class III)
Kenny C. Guinn........................   60     Director                                        1994
Marianne Boyd Johnson.................   37     Assistant Secretary and Director                1990
Charles L. Ruthe......................   62     President and Director                          1988

NOMINEES

     William R. Boyd has been a Vice President of the Company since December 1990 and a director since September 1992. From June 1987 until December 1990, he was director of operations at the Fremont Hotel and Casino. From 1978 until 1987, he held various positions at the California Hotel and Casino and Sam's Town Hotel and Gambling Hall.

     Warren L. Nelson has served as a director of' the Company since its inception and as a director of California Hotel and Casino from its inception until 1994. For the last 29 years, he has been a co-owner of the Club Cal Neva, a gaming facility in Reno, Nevada. Mr. Nelson has over 56 years experience in the gaming industry. He is a Director of International Game Technology, a manufacturer of slot machines.

     Donald Snyder has been Executive Vice President and Chief Administrative Officer since July 1996 and has served as a director of the Company since April 1996. Mr. Snyder led the efforts to develop the Fremont Street Experience (FSELLC) from 1992 to July 1996, as it Chairman, President and Chief Executive Officer. He continues as Chairman of FSELLC. Mr. Snyder worked for First Interstate Bancorp (FIB) for 22 years, serving as Chairman and Chief Executive Officer of First Interstate Bank of Nevada from 1987 through 1991. He was involved in various entrepreneurial activities after leaving FIB, including co-founding BankWest of Nevada; Strategic Associates, Inc.; Graphic Enterprises, Inc.; and FSELLC. He continues to serve on several corporate and non-profit boards.

CONTINUING DIRECTORS

     William S. Boyd has served as a director of the Company since its inception in June 1988 and as Chairman of the Board of Directors and Chief Executive Officer since August 1988. A co-founder of California Hotel and Casino, the predecessor of the Company and now one of its subsidiaries, Mr. Boyd has served as a director and President of California Hotel and Casino since its inception in 1973 and has also held several other offices with that company. Prior to joining California Hotel and Casino, Mr. Boyd practiced law in Las Vegas for 15 years. Between 1970 and 1974 he also was Secretary and Treasurer and a member of the Board of Directors of the Union Plaza Hotel and Casino.

     Perry B. Whitt has served as a director of the Company since its inception and Vice Chairman of the Board of Directors since August 1988. He also served as a director of California Hotel and Casino from its inception until 1994, and has also held several offices with California Hotel and Casino. Mr. Whitt has over 50 years experience in the gaming industry, much of it with the Boyd family. He is also President of Utility Shareholders Association of Nevada and serves on the Board of Directors of BankWest of Nevada.

     Kenny C. Guinn has served as a director of the Company since January 1994. He has served as Chairman of the Board of Southwest Gas Corporation ("Southwest") since May 1993 and Chairman of the Board of PriMerit Bank, a subsidiary of Southwest ("PriMerit"), from 1987 to July 1996. From 1978 to May 1993, Mr. Guinn served in various other executive positions for Southwest and PriMerit, including Chief Executive Officer of Southwest from 1988 to 1993 and Chief Executive Officer of PriMerit until 1992. He served as Interim President of the University of Nevada, Las Vegas from May 1994 until May 1995. Mr. Guinn is also a director of Oasis Residential, Inc., Del Webb, Inc. and Norwest Bank of Nevada.

     Marianne Boyd Johnson has been Assistant Secretary of the Company since September 1989 and a director since September 1990. From 1976 until September 1990, she held a variety of full and part-time sales and marketing positions with the Company and California Hotel and Casino. Ms. Johnson serves on the Board of Directors of BankWest of Nevada.

     Charles L. Ruthe has served as a director of the Company since its inception, President since August 1988 and Chief Operating Officer from August 1988 to April 1990. Mr. Ruthe is currently on a leave of absence from his positions as President of the Company and as a director pending approval by the Missouri Gaming Commission of Mr. Ruthe's gaming license application. He has served as a director of California Hotel and Casino since its inception and has also held several offices with that company. Mr. Ruthe is active in many Las Vegas business and civic organizations. Mr. Ruthe is a director of Sierra Health Services, Inc., a healthcare company. Mr. Ruthe is President of Boyd Development Corporation, a wholly-owned subsidiary of the Company.

     Robert L. Boughner has been Executive Vice President and Chief Operating Officer of the Company since April 1990 and has served as a director since April 1996. From 1985 until April 1990, he served as Senior Vice President of Administration of California Hotel and Casino and prior to that time he held various management positions in the Company. Mr. Boughner is active in civic and industry affairs, and serves on the Board of Directors of the Las Vegas Convention and Visitors Authority, the Nevada Hotel and Motel Association and the Nevada Restaurant Association.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company currently receives an annual fee of $25,000, meeting fees of $1,000 per board meeting attended and $500 per committee meeting attended and related expenses for services as a director. Employee and non-employee directors participate in the Directors' Medical Reimbursement Plan, which covers medical expenses incurred by directors and their spouses that are not covered by other medical plans. During fiscal 1996, Ms. Johnson and Messrs. William R. Boyd, William S. Boyd, Ruthe and Whitt received reimbursement under this plan totaling $1,580, $1,206, $591, $3,266 and $3,834, respectively. The Company also has a Directors' Non-Qualified Stock Option Plan under which each non-employee director is entitled to receive an option to purchase 5,000 shares of the Company's Common Stock at the time of the Company's initial public offering in the case of non-employee directors serving on the Board at such time or upon joining the Board in the case of non-employee directors joining the Board after the Company's initial public offering. After the initial grant described above, each director receives an additional option to purchase 1,000 shares of the Company's Common Stock on the date of each succeeding annual meeting of stockholders so long as the director has served on the Board for the entire preceding year. Options are granted at fair market value on the date of grant and vest over four years from the date of grant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the Board of Directors will consider recommendations from stockholders, which should be addressed to Charles E. Huff, Secretary, at the principal offices of the Company.

     The members of the Audit Committee are Kenny Guinn, Warren Nelson and Perry Whitt. The Audit Committee held 3 meetings during the fiscal year ended June 30, 1996. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, making recommendations to the Board of Directors regarding the Company's auditors, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company.

     The members of the Compensation and Stock Option Committee are Kenny Guinn, Warren Nelson and Perry Whitt. The Compensation and Stock Option Committee held 1 meetings during the year ended June 30, 1996. The Compensation and Stock Option Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation and Stock Option Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.

     The Board of Directors held a total of 15 meetings during the fiscal year ended June 30, 1996. During such fiscal year, each director attended over 75% of the meetings of the Board and the committees of the Board on which he or she served that were held during the period he or she served.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 9, 1996, the Company, through a wholly-owned subsidiary, entered into an agreement to acquire a parcel of land in Reno, Nevada upon which it intends to develop Sam's Town Reno. The acquisition was consummated on August 16, 1996. Pursuant to the terms of the purchase agreement, the Company paid $6.0 million for the 100 acre parcel. William S. Boyd, Chairman and Chief Executive Officer of the Company and Warren L. Nelson, a director of the Company each owns a 17.5% interest in the partnership from which the Company acquired the land.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the cash compensation earned for services performed for the Company during the three fiscal years in the period ended June 30, 1996 by the Company's Chief Executive Officer and each of its other four most highly compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                  ANNUAL COMPENSATION            ------------
                                          ------------------------------------    SECURITIES
                                                                  OTHER ANNUAL    UNDERLYING     ALL OTHER
                                 FISCAL                           COMPENSATION   OPTIONS/SARS   COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)       ($)(1)          (#)           ($)(2)
-------------------------------  ------   ---------   ---------   ------------   ------------   ------------
William S. Boyd................   1996    1,000,000         --           --              --         7,865
  Chairman and Chief              1995    1,000,000    574,137           --         140,000         5,706
  Executive Officer               1994    1,000,000    181,560           --         525,000         7,020
Charles L. Ruthe...............   1996      525,000     31,500           --              --         6,441
  President                       1995      425,000    122,910           --          40,000         8,226
                                  1994      400,000    120,000       52,532(3)      150,000         8,688
Robert L. Boughner.............   1996      500,000     30,000           --              --         4,250
  Executive Vice President and    1995      400,000    115,680           --          40,000         5,706
  Chief Operating Officer         1994      375,000    112,500           --         150,000         7,020
Maunty C. Collins..............   1996      375,000     22,500           --              --         5,705
  Senior Vice President --        1995      275,000     79,530           --          30,000         5,780
  Director of Operations,         1994      200,000     60,000           --          90,000         6,356
  Central Region
Ralph Purnell..................   1996      335,000     77,385           --              --         6,650
  Senior Vice President --        1995      310,000     89,652           --          30,000         5,445
  Director of Operations,         1994      232,272     69,250           --         105,000        15,208
  Nevada Region

---------------
(1) Except as set forth in the Summary Compensation Table, the incremental cost to the Company of providing perquisites and other personal benefits during the last three fiscal years did not exceed, as to any named executive officer, the lesser of $50,000 or 10% of the total salary and bonus paid to such executive officer for any such year and, accordingly, is omitted from the table.

(2) Amounts represent the Company's Profit Sharing and 401(k) Plan contributions, payment of term life insurance premiums and, in the case of Mr. Ruthe (in each year), payments in connection with split dollar insurance policies, and in the case of Mr. Purnell (in 1994) payments of $8,602 in connection with a retirement arrangement. In fiscal 1995, the Company's Profit Sharing and 401(k) Plan contributions were $2,853, $1,353, $2,853, $2,853, and $2,853 for Messrs. Boyd, Ruthe, Boughner, Purnell and Collins, respectively. In fiscal 1995, life insurance premium payments by the Company for Messrs. Boyd, Ruthe (including split dollar insurance payments), Boughner, Purnell and Collins were $2,853, $6,873, $2,853, $2,592 and $2,627, respectively. In fiscal 1996, the Company's Profit Sharing and 401(K) Plan contributions were $3,000, $0, $3,000, $3,000 and $3,000 for
    Messrs. Boyd, Ruthe, Boughner, Purnell and Collins, respectively. In fiscal 1996, life insurance premium payments by the Company for Messrs. Boyd, Ruthe (including split-dollar life insurance payments), Boughner, Purnell and Collins were $2,592, $7,456, $2,592, $2,592 and $2,592, respectively.

(3) Represents reimbursement under the Directors' Medical Reimbursement Plan of expenses incurred by Mr. Ruthe's spouse.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     No stock options were granted to the named executive officers in fiscal
1996.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                          NUMBER OF
                                                                          SECURITIES            VALUE OF
                                                                          UNDERLYING          UNEXERCISED
                                                                         UNEXERCISED          IN-THE-MONEY
                                                                       OPTIONS/SARS AT      OPTIONS/SARS AT
                                         SHARES                       FISCAL YEAR-END(#)   FISCAL YEAR-END($)
                                       ACQUIRED ON       VALUE           EXERCISABLE/         EXERCISABLE/
                NAME                   EXERCISE(#)   REALIZED($)(1)     UNEXERCISABLE       UNEXERCISABLE(2)
-------------------------------------  -----------   --------------   ------------------   ------------------
William S. Boyd......................       0               0           396,667/268,333      64,167/128,333
Charles L. Ruthe.....................       0               0           113,334/ 76,666      18,334/ 36,666
Robert L. Boughner...................       0               0           113,334/ 76,666      18,334/ 36,666
Ralph Purnell........................       0               0            80,000/ 55,000      13,750/ 27,500
Maunty C. Collins....................       0               0            70,000/ 30,000      13,750/ 27,500

---------------
(1) Value realized is based on estimated fair market value of the Company's Common Stock on the date of exercise less the exercise price.

(2) Value is based on the closing price of the Company's Common Stock on the New York Stock Exchange on June 28, 1996 ($15.00), less the exercise price.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

     In June 1993, the Board of Directors established Compensation Committee and the Stock Option Committee, which were combined into a single committee in February 1995. The Compensation and Stock Option Committee reviews with management cash and other compensation policies for employees, makes recommendations to the Board of Directors regarding compensation matters and determines (acting through a sub-committee) the compensation for the Chief Executive Officer. In addition, the Compensation and Stock Option Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. The Chief Executive Officer, in consultation with the Compensation and Stock Option Committee, establishes the compensation of the other executive officers of the Company, including the named executive officers.

  COMPENSATION POLICIES

     The Compensation and Stock Option Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation and Stock Option Committee believes to be competitive with others in the Company's industry, based on public information with respect to compensation paid by leading casino hotel companies including, but not limited to, companies in the peer group in the Stock Performance Graph contained herein. Companies are selected for the purpose of comparing compensation practices on the basis of a number of factors relative to the Company, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs and the availability of compensation information.

     There are three primary elements in the Company's executive compensation program:

     - Base salary

     - Bonus

     - Stock options

     The base salaries of the Company's executive officers are set at a level which the Compensation and Stock Option Committee believes to be competitive with base salaries paid by leading casino hotel companies including, but not limited to, companies in the peer group in the Stock Performance Graph contained herein. Individual base salaries are established based on an executive officers' historical contribution and future importance to the Company and other subjective factors, without assigning a specific weight to individual factors.

     Bonuses are paid pursuant to an executive bonus plan in which certain management personnel at the individual properties and at the corporate level participate. The Chief Executive Officer does not participate in this plan. Bonus awards are set as a percentage of base salary, with the specific percentage determined by the person's position within the Company so that highly compensated executives receive a relatively larger percentage of their total compensation in bonuses dependent on performance. The award of bonuses is dependent on the achievement of specified goals. The achievement of quantitative goals at the department, property and corporate levels is the primary factor in determining bonuses and such goals are tied to the achievement of specified earnings and other performance targets.

     The Company believes that a significant component of the compensation paid to the Company's executives over the long term should be derived from stock options. The Company strongly believes that stock ownership in the Company is a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company in its best long-term interests. The Compensation and Stock Option Committee determines whether to grant stock options, as well as the amount of the grants, based on a person's position within the Company.

  COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In establishing the Chief Executive Officer's overall compensation, a sub-committee of the Compensation and Stock Option Committee (the "Sub-Committee") considered a number of factors, including the record of leadership and service provided by the Chief Executive Officer since co-founding California Hotel and Casino, the Company's predecessor and now one of its subsidiaries, in 1973; the identification of the Company with the Chief Executive Officer by the Company's employees, the financial community and the general public; and the recognition by the Sub-Committee and others in the gaming industry of the importance of his leadership, creativity and other personal attributes to the Company's continued success. The Sub-Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chief Executive Officer's compensation. Consistent with the Company's overall executive compensation program, the Chief Executive Officer's compensation is composed of base salary, bonus and stock options. The Chief Executive Officer's base salary remained unchanged, notwithstanding his substantial achievements during fiscal 1996. Among the factors considered by the Sub-Committee in reaching this decision were the reluctance of the Chief Executive Officer to receive, and of the Sub-Committee to award, base salary that is not deductible for tax purposes, the opportunity available to the Chief Executive Officer for additional incentive compensation and the increase awarded to the Chief Executive Officer in July 1992. In fiscal 1996, the Chief Executive Officer was the only executive officer who participated in the 1996 Executive Management Incentive Plan approved by the Company's stockholders in 1995, which is described below.

     The Chief Executive Officer was the only executive officer who participated in the 1996 Executive Management Incentive Plan approved by the Company's stockholders in 1995. The Management Incentive Plan provides for annual incentive awards to certain of the Company's key executives who are "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code and is administered by the

Compensation and Stock Option Committee. In determining awards to be made under the Management Incentive Plan, the Committee may approve a formula based on one or more objective criteria to measure corporate performance. Performance criteria must include one or more of the following: the Company's pre- or after-tax earnings, revenue growth, operating income, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share. The annual maximum amount of cash compensation payable to a participant under the Management Incentive Plan is $2,000,000 per year. No bonus was granted to Mr. Boyd for fiscal 1996, because the established performance targets were not achieved.

  POLICY REGARDING DEDUCTIBILITY OF COMPENSATION FOR TAX PURPOSES -- COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162 (M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer or any of the other four most highly compensated executive officers. Qualifying performance-based compensation, such as the 1996 Executive Management Incentive Plan, will not be subject to the deduction limit if certain requirements are met. The Company has structured the performance-based portion of the compensation of its executive officers in a manner that is designated to comply with the deductibility limitations of Section 162(m).

                    COMPENSATION AND STOCK OPTION COMMITTEE

                                 Kenny C. Guinn
                                Warren L. Nelson
                                 Perry B. Whitt

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Perry B. Whitt, a member of the Compensation and Stock Option Committee, is a former executive officer of the Company and California Hotel and Casino.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "Commission"). Such officers, directors and 10% stockholders are also required by the Commission rules to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during fiscal 1996, all
Section 16(a) filing requirements applicable to its officers, directors and 10%
stockholders were complied with, except that                          .

STOCK PERFORMANCE GRAPH

     The performance graph below compares the cumulative total stockholder return of the Company with the cumulative total return of a peer group consisting of Aztar Corporation, Circus Circus Enterprises, Inc., Grand Casinos, Inc., Mirage Resorts, Incorporated, The Promus Companies Incorporated, Showboat, Inc. and Station Casinos, Inc. and the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500"). The performance graph assumes that $100 was invested in the Company's initial public offering, on October 15, 1993, in common stock of the selected peer group, and in the S&P 500. In accordance with guidelines of the Securities and Exchange Commission, the stockholder return for each company in the peer group index has been weighted on the basis of market capitalization as of the beginning of the period. The Company paid no dividends during the periods shown and the performances of the indexes is shown on a total return (dividend reinvestment) basis. The stock price performance shown in this graph is neither necessarily indicative of, nor intended to suggest, future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
          AMONG BOYD GAMING CORPORATION, A PEER GROUP AND THE S&P 500

                                                  STANDARD &
      MEASUREMENT PERIOD          BOYD GAMING     POOR'S 500
    (FISCAL YEAR COVERED)         CORPORATION     STOCK INDEX     PEER GROUP
10/15/93                                   100             100             100
6/30/94                                  86.77           95.04           59.76
6/30/95                                 100.00          116.03          105.09
6/30/96                                  88.24          142.84          126.44

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP has served as the independent auditors of the Company and its predecessor, California Hotel and Casino, since 1981 and has been appointed by the Board of Directors to continue as the independent auditors of the Company for the fiscal year ending June 30, 1997. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board of Directors will review its future selection of auditors. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be able to respond to appropriate questions.

     THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING JUNE 30, 1997.

                                 PROPOSAL NO. 3

                                APPROVAL OF THE
                          BOYD GAMING CORPORATION 1996
                              STOCK INCENTIVE PLAN

At the Annual Meeting, the Company's stockholders will be asked to vote on a proposal to adopt the 1996 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan would authorize the issuance of up to 3,000,000 shares of Common Stock. The essential features of the Stock Incentive Plan are discussed below.

     The Board of Directors has concluded that the number of shares authorized and remaining available for issuance under the Company's existing stock option plan will not be sufficient to achieve the Company's objectives. In addition, the Board concluded that the Company should take advantages of changes to applicable laws which allow the Company to adopt a more flexible incentive plan. The Board has concluded that given the Company's current objectives, a new stock incentive plan is in the best interests of the Company and its stockholders.

     Purposes. The purposes of the Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and its subsidiaries, and to promote the success of the Company's business.

     Administration. With respect to grants of awards to employees who are also officers or directors of the Company, the Stock Incentive Plan will be administered by either the Board of Directors or a Committee (as applicable, the "Administrator") designated by the Board. The Administrator will be constituted so as to satisfy applicable laws and to permit grants and related transactions for officers under the Plan to be exempt from Section 16(b) of the Exchange Act and which, in the case of "covered employees," is intended to constitute performance-based compensation and is made up solely of two or more "outside directors" as such term is defined and Section 162(m) of the Internal Revenue Code (the "Code"). With respect to grants of awards to employees or consultants who are neither directors nor officers of the Company, the Administrator may authorize any officer(s) to grant awards, provided all grants are ratified by the Board within 6 months of the grant date. Subject to the provisions of the Stock Incentive Plan, the Administrator has the final power to construe and interpret the Plan and the awards granted under it, and to determine, among other matters, the persons to whom stock awards will be granted and the number of shares with respect to which awards shall be granted.

     Performance Based Compensation. Section 162(m) of the Code limits to $1 million annually the deduction a public corporation may claim for compensation paid to any of its top five executive officers, except in limited circumstances. One such exception is for "performance based compensation," which is defined as compensation paid solely on account of the attainment of one or more performance goals, but only (1) if the goals are determined by a compensation committee of the Board of Directors comprised of two or more outside directors, (2) the performance goals are disclosed to shareholders and approved by a majority vote before the remuneration is paid, and (3) before the remuneration is paid, the compensation committee certifies that the performance goals and any other material terms were in fact satisfied.

     Internal Revenue Service regulations provide that compensation attributable to a stock option or stock appreciation right will be deemed to satisfy the requirement that performance goals be preestablished if the grant of the award is made by the compensation committee; the plan under which the award is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and, under the terms of the option or award, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. In the case of all other types of awards, the performance criteria must be established within 90 days after the commencement of the period of service to which the performance goal relates, and the performance goal must be objective and capable of determination by a third party having knowledge of the relevant facts.

     The Plan includes features intended to permit the Administrator to grant Awards to employees that will qualify as performance-based compensation. The Plan limits the number of shares with respect to which incentive stock options, non-qualified stock options, and stock appreciation rights may be granted in any
one fiscal year of the Company to any one participant to        shares.

     Types of Awards. Any type of arrangement to an employee or consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) shares of Common Stock of the Company, (ii) an option, SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock. Performance criteria may be based on any one of, or combination of, an increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator.

     In the case of stock options, each option will be either an incentive stock option or a non-qualified stock option. If the aggregate fair market value of shares subject to incentive stock options of an employee which become exercisable for the first time by an individual during any calendar year under any Company plan exceeds $100,000, such excess options will be treated as non-qualified stock options. Incentive stock options may not be transferred, but all other awards may be transferred in accordance with the terms of the grant. The exercise price of any incentive stock option may not be less than 100% of the fair market value per share on the date of grant (110% in the case of a stockholder ("10% Holder") holding 10% or more of the voting power of the Company's and its subsidiaries' stock). The exercise price of non-qualified stock options may not be less than 85% of the fair market value on the date of grant.

     A stock appreciation right will permit the holder of the right to elect to surrender the right or a portion thereof that is then exercisable and receive, in exchange therefor, Common Stock, cash, or a combination thereof. Such cash, stock, or combination shall have an aggregate value equal to the excess of the fair market value on the date of such election of one share of Common Stock over the purchase price specified in such right multiplied by the number of shares covered by such right or portion thereof which is so surrendered. A stock appreciation right may be awarded separately or in conjunction with the award of a stock option, in which case the exercise of the stock appreciation right will correspondingly reduce the number of shares available under the option and the exercise of the option will correspondingly reduce the number of shares to which the stock appreciation right applies.

     A stock appreciation right will be exercisable upon such additional terms and conditions as may be prescribed by the Administrator in its sole discretion, but in no event shall it be exercisable after the expiration of any related stock option.

     Restricted stock awards will consist of Common Stock transferred to participants, without other payment therefor, as additional compensation for their services to the Company or one of its subsidiaries. Restricted stock awards will be subject to such terms and conditions as the Administrator determines are appropriate.

     The Plan permits the grant of performance awards in the form of performance units or performance shares. Performance units consist of monetary awards and performance shares consist of Common Stock or awards denominated in Common Stock, which may be earned in whole or in part if the Company achieves certain goals established by the Administrator over a designated period of time. Payment of an award earned may be in cash or in Common Stock, or in a combination of both, and may be made when earned, or vested and deferred, as the Administrator in its sole discretion determines. Deferred awards may earn interest on the terms and at a rate determined by the Administrator.

     The Administrator may accept any lawful consideration for shares issued under the Stock Incentive Plan, including: (i) cash; (ii) check; (iii) delivery of a promissory note with such recourse, interest, security and redemption provisions as the Administrator deems appropriate; (iv) surrender of shares of Common Stock (including the withholding of shares otherwise deliverable upon exercise) with a fair market value equal to the aggregate exercise price; (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, require to effect an exercise of the award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or (vi) any combination of the foregoing.

     The Administrator may establish programs to permit grantees to defer receipt of consideration upon exercise of an award, satisfaction of performance criteria, or other event that absent the election would entitle the grantee to payment or receipt of shares or consideration. In addition, the Administrator may establish one or more programs under the Plan to permit grantees to exchange an award for one or more other types of awards.

     No shares of Common Stock may be issued under the Stock Incentive Plan until the grantee has made arrangements satisfactory to the Administrator for the satisfaction of applicable federal, state and local income and employment tax withholding obligations.

     The term of each Award will be stated in the Award agreement, provided that the term of an Incentive Stock Option may not exceed 10 years from the date of grant or 5 years from the date of grant if the grantee is a 10% Holder.

     Change of Control.

     In the event of a Corporate Transaction (as described below), each outstanding award terminates unless assumed by the successor. In the event of a Change in Control (as described below), each outstanding award remains exercisable until the expiration or sooner termination of the award person. A "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party: (i) a merger or consolidation in which the Company is not the surviving entity (other than for change in domicile); (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in connection with complete liquidation or dissolution of the Company; or (iii) any reverse merger in which the Company is the surviving entity, but in which the securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger. A "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions: (i) the direct or indirect acquisition of beneficial ownership of securities with more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the disinterested directors did not recommend; or (ii) a change in the composition of the board over 36 months or less such that the majority of Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who have been Board members for at least 36 months or were elected or nominated by such Board members.

     In the event of a Subsidiary Disposition (as described below), each outstanding award with respect to those grantees who are at the time engaged primarily in service with the subsidiary corporation involved in such Subsidiary Disposition will remain exercisable until the expiration or sooner termination of the award term. A "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary, the sale of all or substantially all of the assets of that subsidiary, or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

     The portion of any incentive stock option accelerated under the Stock Incentive Plan in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition remains exercisable as an incentive stock option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. Any excess portion will be exercisable as a non-qualified stock option.

     In the event of a grantee's cessation of employment or service for any reason, each award becomes fully vested and exercisable and is released from any restrictions on transfer and repurchase or forfeiture rights of the shares, unless otherwise provided in the award agreement.

     Available Shares. The maximum aggregate number of shares of Common Stock which may be issued under the Stock Incentive Plan is 3,000,000 shares.

     Eligible Individuals. Awards other than incentive stock options, which may only be granted to employees, may be granted to employees (including officers and directors) and consultants of the Company or any parent, subsidiary or other affiliate.

     Amendment. The Board may amend the Stock Incentive Plan at any time and for any reason, subject to certain restrictions on the ability to adversely affect awards previously granted thereunder and to any legal requirement to obtain stockholder approval.

     Term.  The Plan is effective from               , the date of adoption by
the Board, for a term of 10 years unless sooner terminated.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE STOCK INCENTIVE PLAN

     The following is a brief summary of the current United States federal income tax rules generally applicable to the awards under the Stock Incentive Plan.

     Incentive Stock Options. There are generally no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option.

     If an optionee holds stock for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the excess of the fair market value on the date of exercise over the exercise price. If the optionee disposes of the stock in a disqualifying disposition involving a sale or exchange, however, the optionee will realize taxable ordinary income equal to the optionee's actual gain, if any, on the sale or exchange. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Upon exercise of an incentive stock option, the excess of the stock's fair market value on the date of exercise over the option exercise price will constitute an adjustment in calculating the optionee's alternative minimum tax liability, if any.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

     Non-Qualified Stock Options. There generally are no tax consequences to the optionee or the Company by reason of the grant of a non-qualified stock option or stock appreciation right. Upon exercise of a non-qualified stock option or stock appreciation right normally the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the holder. Upon disposition of stock, the holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Stock Grants, Restricted Stock Grants and Restricted Stock
Purchases. Generally, a recipient of stock under the Stock Incentive Plan would recognize ordinary income equal to the difference between the market value of the stock on the grant or purchase date and any amount paid or required to be paid for the stock. If the stock is restricted and subject to vesting, then the recipient of the stock would recognize ordinary income as the restrictions are removed and the stock vests. On each vesting date, the recipient would recognize ordinary income equal to the difference between the fair market value of the shares of stock that have vested on such date and any amount paid or required to be paid for the shares of stock. The recipient of the stock would not recognize any income to the extent the rights to the stock have not vested. A recipient of stock under the Stock Incentive Plan, however, may make an election under
Section 83(b) of the Code within 30 days of the stock award to be taxed at the grant date at ordinary income rates on the difference between the fair market value of the stock on the grant or purchase date and any amount paid by the recipient for the stock. If a Section 83(b) election is made, the recipient will not recognize income on subsequent vesting of the award. However, no loss or deduction will be permitted the recipient if the restricted stock is forfeited.

     Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

     Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income. Such gain or loss will be long or short term depending on whether the stock was held for more than one year.

     Other Tax Consequences. The foregoing discussion is not a complete description of the federal income tax aspects of stock awards under the Stock Incentive Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable or any stock awards other than options. Participants in the Stock Incentive Plan who are residents or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

NEW PLAN BENEFITS

     Because stock awards under the Stock Incentive Plan are discretionary, the benefits to be received under the stock incentive plan by any director, officer or employee of the Company cannot presently be determined.

     The matter is being submitted to the stockholders for approval by the affirmative vote of the holders of record of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE STOCK INCENTIVE PLAN AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF COMMON STOCK VOTE "FOR" APPROVAL OF THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED TO THE
MEETING:

     RESOLVED, that the stockholders of Boyd Gaming Corporation hereby approve the 1996 Stock Incentive Plan.

     The persons designated in the enclosed proxy will vote your shares FOR approval unless instructions to the contrary are indicated in the enclosed proxy.

                                 PROPOSAL NO. 4

                                APPROVAL OF THE
                             INCREASE IN AUTHORIZED
                            NUMBER OF DIRECTORS TO 15

     The Company's Articles of Incorporation currently provide that the Board of Directors may consist of not less than five nor more than nine directors, as established from time to time by the Board. The Board believes it to be in the Company's best interest to increase the maximum number of authorized directors to 15. The Board intends to seek qualified, nonaffiliated persons to increase the diversity and experience of the Company's Board.

     This matter is being submitted to the stockholders for approval by the affirmative vote of the holders of record of a majority of the shares represented and voting in person or by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE MAXIMUM NUMBER OF DIRECTORS AUTHORIZED TO 15 AND RECOMMENDS THAT HOLDERS OF SHARES OF COMMON STOCK VOTE "FOR" APPROVAL OF THE FOLLOWING RESOLUTION:

     RESOLVED, that Article VIII, Section A of the Articles of Incorporation of the Corporation, as restated and filed with the Secretary of State for the State of Nevada on March 17, 1994, shall be further amended and restated in its entirety to read as follows:

        A. Number of Directors

           The number of directors of the corporation shall not be less than five (5) nor more than fifteen (15) until changed by amendment of the Articles of Incorporation. The exact number of members constituting the Board of Directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

        The person designated in the enclosed proxy will vote your shares FOR approval unless instructions to the contrary are indicated in the enclosed proxy.

                             STOCKHOLDER PROPOSALS

     Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company (Attention: Charles E. Huff, Secretary, at the principal offices of the Company), no later than July 25, 1997, for inclusion in the Board's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     The Board of Directors currently knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     A FORM OF PROXY IS ENCLOSED FOR YOUR USE. PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED.

                                          By Order of the Board of Directors,

                                          WILLIAM S. BOYD
                                          Chairman of the Board
                                          and Chief Executive Officer

October 15, 1996
Las Vegas, Nevada

                            BOYD GAMING CORPORATION

                           1996 STOCK INCENTIVE PLAN

     1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business.

     2. Definitions.  As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

          (d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

          (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

          (f) "Board" means the Board of Directors of the Company.

          (g) "Boyd Family" means William S. Boyd, any direct descendant or spouse of such person, or any direct descendant of such spouse, and any trust or other estate in which each person who has a beneficial interest, directly or indirectly through one or more intermediaries in capital stock of the Company is one of the foregoing persons. The members of the Boyd Family shall be deemed to beneficially own any capital stock of a corporation held by any other corporation (the "parent corporation" so long as the members of the Boyd Family beneficially own, directly or indirectly through one or more intermediates, in the aggregate 50% or more of the total voting power of the capital stock of the parent corporation.

          (h) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

             (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company, by a Company-sponsored employee benefit plan, by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company or a Permitted Holder) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

             (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

          (i) "Code" means the Internal Revenue Code of 1986, as amended.

          (j) "Committee" means any committee appointed by the Board to administer the Plan.

          (k) "Common Stock" means the common stock of the Company.

          (l) "Company" means Boyd Gaming Corporation, a Nevada corporation.

          (m) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services as an independent contractor and is compensated for such services.

          (n) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six
     (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

          (o) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of
     (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

          (p) "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:

             (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

             (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

             (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

          (q) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

          (r) "Director" means a member of the Board.

          (s) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

          (t) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Parent or Subsidiary of the Company for purposes of Section 422 of the Code. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (u) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (v) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange or such other stock exchange determined by the Administrator to be the primary market for the Common Stock or (B) if the Common Stock is not traded on such an exchange, the Nasdaq National Market or (C) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a

        Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

             (ii) In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

          (w) "Grantee" means an Employee or Consultant who receives an Award under the Plan.

          (x) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (y) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (z) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (aa) "Option" means a stock option granted pursuant to the Plan.

          (bb) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (cc) "Performance -- Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

          (dd) "Performance Shares" means Shares or an award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

          (ee) "Performance Units" means an award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

          (ff) "Permitted Holders" means the Boyd Family and any group (as such term is used in Section 13(d) and 14(d) of the Exchange Act) comprised solely of members of the Boyd Family.

          (gg) "Plan" means this 1997 Stock Incentive Plan.

          (hh) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

          (ii) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

          (jj) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

          (kk) "Share" means a share of the Common Stock.

          (ll) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (mm) "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

     3. Stock Subject to the Plan.

     (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 3,000,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

     (b) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

     (a) Plan Administrator.

          (i) Administration with Respect to Officers. With respect to grants of Awards to Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

          (ii) Administration With Respect to Consultants and Other
     Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority by requiring that such Awards must be reported to and ratified by the Board or a Committee within six (6) months of the grant date, and if so ratified, shall be effective as of the grant date.

          (iii) Administration With Respect to Covered
     Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

          (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

     (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

          (i) to select the Employees and Consultants to whom Awards may be granted from time to time hereunder;

          (ii) to determine whether and to what extent Awards are granted hereunder;

          (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

          (iv) to approve forms of Award Agreement for use under the Plan;

          (v) to determine the terms and conditions of any Award granted hereunder;

          (vi) to amend the terms of any outstanding Award granted under the Plan, including a reduction in the exercise price (or base amount on which appreciation is measured) of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

          (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

          (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

          (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

     5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     6. Terms and Conditions of Awards.

     (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or
(iii) any other security with the value derived from the value of the Common Stock. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

     (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

     (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

     (d) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts or Shares so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

     (e) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as established by the Administrator from time to time.

     (f) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal
year of the Company shall be (          ) Shares. The foregoing limitation shall
be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

     (g) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

     (h) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable to the extent provided in the Award Agreement.

     (i) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

     7. Award Exercise or Purchase Price, Consideration, Taxes and Reload
Options.

     (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

          (i) In the case of an Incentive Stock Option:

             (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

             (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

          (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (iv) In the case of other Awards, such price as is determined by the Administrator.

     (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

        (i) cash;

        (ii) check;

          (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

          (iv) surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

          (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (vi) any combination of the foregoing methods of payment.

     (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

     (d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

     8. Exercise of Award.

     (a) Procedure for Exercise; Rights as a Stockholder.

          (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

          (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

     (b) Exercise of Award Following Termination of Employment, Director or Consulting Relationship.

          (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Status as an Employee or Consultant only to the extent provided in the Award Agreement.

          (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Status as an Employee or Consultant for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

          (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Status as an Employee shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

     (c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

     9. Conditions Upon Issuance of Shares.

     (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     11. Corporate Transactions/Changes in Control/Subsidiary Dispositions.

     (a) In the event of a Corporate Transaction, each Award which is at the time outstanding under the Plan shall terminate unless assumed by the successor company or its Parent.

     (b) In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan shall remain so exercisable until the expiration or sooner termination of the applicable Award term.

     (c) In the event of a Subsidiary Disposition, each Award with respect to those Grantees who are at the time engaged primarily in Continuous Service as an Employee or Consultant with the subsidiary corporation involved in such Subsidiary Disposition which is at the time outstanding under the Plan shall remain so exercisable until the expiration or sooner termination of the Award term.

     (d) The portion of any Incentive Stock Option accelerated under this
Section 11 in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

     12. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

     13. Amendment, Suspension or Termination of the Plan.

     (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

     (c) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

     14. Reservation of Shares.

     (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. No Effect on Terms of Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     16. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall terminate.

PROXY

                             BOYD GAMING CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 22, 1996

     The undersigned hereby appoints William S. Boyd and William R. Boyd, (collectively, the "Proxies"), or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the "Annual Meeting") of Boyd Gaming Corporation, a Nevada corporation (the "Company"), to be held on Friday, November 22, 1996, at 11:00 a.m. local time, at the Sam's Town Hotel & Gambling Hall, 1477 Casino Strip Boulevard, Robinsonville, Mississippi 38664 and at any adjournments or postponements thereof. SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW, FOR PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

            The Board of Directors recommends a vote FOR the election of Directors and FOR Proposals 2, 3 and 4.

          SEE REVERSE SIDE: IF YOU WISH TO VOTE IN ACCORDANCE WITH THE
         BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE
                   REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.


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
Please mark your votes
as indicated in this
example.                 /X/



1. Election of Directors:

   (INSTRUCTIONS: To withhold authority to vote for either nominee, print that nominee's name in the space below.)

   _________________________________________________________________________

               FOR                              WITHHOLD
       the nominees listed                      AUTHORITY
     below. (except as marked              to vote for nominees
      to the contrary below)                  listed below.
               /  /                               /  /

   Class I: William R. Boyd, Warren L. Nelson and Donald Snyder


2. To ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending June 30, 1997.

                  FOR              AGAINST             ABSTAIN
                  / /                / /                 / /


3. To approve the 1996 Stock Incentive Plan.

                  FOR              AGAINST             ABSTAIN
                  / /                / /                 / /


4. To approve the amendment to the Articles of Incorporation to increase the authorized number of directors to 15.

                  FOR              AGAINST             ABSTAIN
                  / /                / /                 / /


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.



(Signature)______________ (Signature, if jointly held)__________DATE:_____, 1996

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.

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